Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 24, 2025, with respect to the consolidated financial statements of ParkerVision, Inc. (the “Company”) as of and for the year ended December 31, 2024, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Frazier & Deeter, LLC

Atlanta, GA

May 20, 2025